UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2016

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Drive, Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2016, Alon USA Energy, Inc. (the “Company”), and Export Development Canada (“EDC”), entered into a Loan Agreement (the “Loan Agreement”) for a term loan in the amount of USD 35,000,000.

The Loan Agreement bears interest at a rate equal to LIBOR plus a margin of 3.75% per annum. Principal payments under the Loan Agreement will be made in nine consecutive quarterly installments commencing December 2018. The loan will mature on December 8, 2020.

The term loan is secured by a lien on certain of the Company’s asphalt terminals. The Loan Agreement includes customary events of default and restrictive covenants, including maintenance financial covenants.

Proceeds under the Loan Agreement are intended to be used for general corporate purposes.

A copy of the Loan Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The description of the Loan Agreement contained herein is qualified in its entirety by reference to the full text of the Loan Agreement.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Loan Agreement, dated as of December 8, 2016, by and between Alon USA Energy, Inc. and Export Development Canada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.
Date:	December 13, 2016	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Loan Agreement, dated as of December 8, 2016, by and between Alon USA Energy, Inc. and Export Development Canada.